EXHIBIT 99.1

This statement on Form 4 is filed by: (i) Driven Equity LLC, (ii) Driven Equity Sub LLC (iii) RC Driven Holdco LLC, (iv) Roark Capital Partners III AIV LP and (v) Roark Capital GenPar III LLC

Name of Designated Filer: Driven Equity LLC

Date of Event Requiring Statement: September 15, 2022

Issuer Name and Ticker or Trading Symbol: Driven Brands Holdings Inc. [DRVN]

DRIVEN EQUITY LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: General Counsel and Secretary

DRIVEN EQUITY SUB LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Vice President, General Counsel and Secretary

RC Driven holdco llc

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: General Counsel and Secretary

Roark Capital partners iii AIV lp

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: Vice President, General Counsel and Secretary

roark capital genpar iii LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson
Title: General Counsel and Secretary